EXHIBIT 10.2
Johnson & Johnson Executive Incentive Plan

~ Plan Document ~

(Amended as of September 7, 2023)

I. Purpose
The purpose of the Johnson & Johnson Executive Incentive Plan (the "Plan") is to attract and retain highly qualified individuals as executive officers; to obtain from each the best possible performance; to underscore the importance to them of achieving particular business objectives established for Johnson & Johnson; and to include in their compensation package an annual incentive component which is tied to the achievement of these objectives.

II. Definitions
For the purposes of the Plan, the following terms shall have the following meanings:
a.Awards. The cash and/or stock bonus awards made pursuant to the Plan.

a.Board of Directors. The Board of Directors of Johnson & Johnson.

a.Committee. The Compensation & Benefits Committee of the Board of Directors or any successor thereto.

a.Common Stock. The common stock of the Corporation, par value $1.00 per share.

a.Consolidated Earnings. Consolidated net income for the year for which an Award is made, adjusted to omit the effects of extraordinary items, discontinued operations and the cumulative effects of changes in accounting principles, all as shown on the audited consolidated statement of income of the Corporation and its subsidiaries and as determined in accordance with generally accepted accounting principles.

a.Corporation. Johnson & Johnson.

a.Eligible Employee. An Employee who is an Executive Officer of the Corporation.

a.Employee. An individual who is on the active payroll of the Corporation or a subsidiary of the Corporation at any time during the period for which an Award is made.

a.Executive Officer. The Chairman and any Vice Chairman of the Board of Directors and any other officer of the Corporation who has been designated a part of the Office of the Chairman or elected a Member of the Executive Committee of the Corporation.

a.Fair Market Value. The average between the highest and lowest quoted selling price per share of Common Stock on the New York Stock Exchange Composite

EXHIBIT 10.2
Transactions Tape on the grant date, provided that if there shall be no sales of shares of Common Stock on such date, the Fair Market Value shall be deemed equal to the average between the highest and lowest sales price of a share of Common Stock on such Composite Tape for the last preceding date on which sales of shares of Common Stock were reported.

III. Effective Date; Term
The Plan is effective as of January 1, 1996, was approved by the Corporation's stockholders at the Corporation's 1996 Annual Meeting of Stockholders, and shall remain in effect until such time as it shall be terminated by the Board of Directors.

IV. Amounts Available for Awards; Shares Subject to the Plan
a.Awards with respect to any taxable year of the Corporation shall not exceed the limitations specified in Section VI of the Plan.

a.Awards that are granted under the Plan in the form of stock, in whole or in part, may be made from the aggregate number of shares of Common Stock authorized to be issued under and otherwise in accordance with the terms of the 2022 Long-Term Incentive Plan of the Corporation (or any successor stock compensation plan approved by the stockholders of the Corporation), subject in each case, to adjustment as hereinafter provided. These shares may, in the discretion of the Committee, consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Corporation.

a.In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, any separation (including a spinoff or other distribution of stock or property), any partial or complete liquidation or any other change in the corporate structure or shares of the Corporation, the Committee shall make such adjustment as is equitably required in the number and kind of shares authorized by and for the Plan or in the number of shares of Common Stock covered by any outstanding deferred Award.

V. Eligibility for Awards
a.Awards for any period may be granted to those Eligible Employees who are selected by the Committee. Such selections, except in the case of the Corporation's Chairman, shall be made after considering the recommendations of the Chairman. The Committee shall also give consideration to the contribution made by the Eligible Employee to achievement of the Corporation's established objectives and such other matters as it shall deem relevant.

a.In the discretion of the Committee, Awards may be made to Eligible Employees who have retired or whose employment has terminated after the beginning of the year for which an Award is made, or to the designee or estate of an Eligible Employee who died during such period.

VI. Determination of Amounts of Awards

EXHIBIT 10.2
a.The maximum Award payable with respect to any taxable year of the Corporation to any Eligible Employee who is the Chairman or a Vice Chairman of the Board of Directors or any other officer who has been designated a part of the Corporation's Office of the Chairman during all or any portion of such taxable year shall not exceed .08% of Consolidated Earnings for such year. The maximum Award payable with respect to any taxable year of the Corporation to any other Eligible Employee shall not exceed .04% of Consolidated Earnings for such year. The amounts of Awards to Eligible Employees shall be determined by the Committee acting in its discretion subject to the maximum amounts set forth above. Such determinations, except in the case of the Award for the Chairman, shall be made after considering the recommendations of the Chairman and such other matters as the Committee shall deem relevant. The Committee, acting in its discretion, may determine to pay a lesser award than the maximum specified herein.

a.Awards may be made at any time following the end of the taxable year; provided, however, that no Awards shall be made until the Committee receives assurance from the Corporation's Chief Human Resources Officer that the amount of such Award does not exceed the applicable limitation under this Section VI and the Committee concurs that such limitation has not been exceeded. For purposes of making these determinations, the value of the Common Stock component of any Award shall be its Fair Market Value.

VII. Form of Awards
Awards under the Plan shall be made in cash or Common Stock, as the Committee shall determine, subject to the limitations set forth in Section IV.

VIII. Payment of Awards
a.Awards under the Plan shall be paid currently, unless the Committee shall determine that any Award in cash or Common Stock or any portion thereof shall be deferred. Deferred Awards may be made in one lump sum or in installments and may bear interest in the case of any deferred cash Award or dividend equivalents in the case of any deferred Common Stock Award, all as the Committee shall determine. Any deferred award shall be structured in a way so as to comply with or be exempt from Section 409A (as defined below).

a.When an Award is made, the Corporation shall cause the cash or Common Stock to be paid or issued to the Eligible Employee at the time or times specified by the Committee or, if no time or times is specified, as soon as practicable after the Award is made.

a.Awards paid or outstanding under the Plan shall be subject to all clawback, compensation recoupment, and other similar policies adopted by the Corporation, as in effect from time to time. For the avoidance of doubt, Awards paid or outstanding under the Plan shall be subject to the Corporation’s Clawback Policy, the Corporation’s Compensation Recoupment Policy and the Corporation’s Compensation Recoupment Policy for Material Violations of Company Policy Relating to Manufacturing, Sales or Marketing of Company Products (or any

EXHIBIT 10.2
successor policies), which are available at https://www.investor.jnj.com/gov/compensation-recoupment-policy.cfm.

IX. Special Awards and Other Plans
a.Nothing contained in the Plan shall prohibit the Corporation or any of its subsidiaries from establishing other special awards or incentive compensation plans providing for the payment of incentive compensation to Employees (including Eligible Employees).

a.Payments or benefits provided to an Eligible Employee under any stock, deferred compensation, savings, retirement or other employee benefit plan are governed solely by the terms of such plan.

X. Administration, Amendment and Interpretation of the Plan
a.Except as otherwise provided in the Plan, the Committee shall administer the Plan. The Committee shall consist of not less than three members of the Board of Directors. No director shall be eligible to serve as a member of such Committee unless such person is “independent” as defined within the meaning of the New York Stock Exchange and the Company’s Standards of Independence, and as determined in the business judgment of the Board of Directors. Committee members shall not be eligible to participate in the Plan while members of the Committee. The Committee shall have full power to construe and interpret the Plan, establish and amend rules and regulations for its administration, and perform all other acts relating to the Plan, including the delegation of administrative responsibilities, that it believes reasonable and proper and in conformity with the purposes of the Plan.

a.The Committee shall have the right to amend the Plan from time to time or to repeal it entirely or to direct the discontinuance of Awards either temporarily or permanently; provided, however, that (i) no amendment of the Plan shall operate to annul, without the consent of the Eligible Employee, an Award already made hereunder, and (ii) no amendment of the Plan that (x) changes the maximum Award payable to any Eligible Employee, as set forth in Section V1, (y) materially amends the definition of Consolidated Earnings or (z) increases the amount of shares available for awards under the Plan (except as contemplated by Section IV.C.) shall be effective before approval by the affirmative vote of a majority of shares voting at a meeting of the stockholders of the Corporation.

a.Any decision made, or action taken, by the Committee arising out of or in connection with the interpretation and/or administration of the Plan shall be final, conclusive and binding on all persons affected thereby.

XI. Rights of Eligible Employees
a.Neither the Plan, nor the adoption or operation of the Plan, nor any documents describing or referring to the Plan (or any part hereof) shall confer upon any Employee any right to continue in the employ of the Corporation or a subsidiary of the Corporation.

EXHIBIT 10.2
a.No individual to whom an Award has been made or any other party shall have any interest in the cash or Common Stock, or any other asset of the Corporation until such amount has been paid or issued. To the extent that any party acquires a right to receive payments of cash and/or share certificates under the Plan, such party shall have the status of unsecured creditor of the Corporation with respect to such right.

a.No right or interest of any Eligible Employee in the Plan shall be assignable or transferable, or subject to any claims of any creditor or subject to any lien.

XII. Miscellaneous
a.All expenses and costs incurred in connection with the operation of the Plan shall be borne by the Corporation, and no part therefor (other than the amounts of Awards under the Plan) shall be charged against the maximum limitation of Section VI.

a.All Awards under the Plan are subject to withholding, where applicable, for federal, state and local taxes.

a.Any provision of the Plan that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the Plan.

a.The Plan and the rights and obligations of the parties to the Plan shall be governed by, and construed and interpreted in accordance with, the law of the State of New Jersey (without regard to principles of conflicts of law). Notwithstanding anything herein to the contrary, the intent of the Committee is that Awards comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance issued thereunder (“Section 409A”), to the extent subject thereto, and accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. The Corporation reserves the right to revise the Plan or any Award to comply with Section 409A or to otherwise avoid imposition of any additional tax under Section 409A.